Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-48010) of Watson Wyatt & Company Holdings of our report dated August 24, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

PricewaterhouseCoopers LLP

McLean, Virginia

August 24, 2005